SUBLEASE
This is a Sublease, dated as of this 2nd day of June, 2025, between J.W. Childs Associates, L.P., a Delaware limited partnership (“Landlord”) and Bicara Therapeutics, Inc. a Delaware corporation (“Tenant”).
WHEREAS, Landlord, as tenant, has leased Suite 701, purporting to consist of 9,682 feet of rentable area (the “Premises”) in the building located at 116 Huntington Avenue, Boston, Massachusetts (the “Building”) from Columbia Reit – 116 Huntington, LLC, a Delaware limited liability company (the “Prime Landlord”) by lease dated July 30, 2019 (the “Prime Lease”); and
WHEREAS, Landlord has agreed to sublet to Tenant the Premises, and Tenant has agreed to sublet the Premises from Landlord.
NOW THEREFORE, Landlord and Tenant, in consideration of the mutual covenants herein contained and each with intent to be legally bound, for themselves and respective successors and assigns, hereby agree as follows:
1.SUBLEASE
Landlord hereby subleases the Premises to Tenant and Tenant hereby subleases the Premises from Landlord, on the terms and conditions contained in this Sublease. Landlord shall deliver the Premises and the Conveyed Property (as defined below) to Tenant on the Commencement Date (as hereinafter defined) in “as is” condition. Tenant represents that it has inspected the Premises, has occupied adjacent space in the Building, and is not relying on any representations or warranties of Landlord or Landlord’s agents or employees with respect to the condition thereof.
2.TERM
The term of this Sublease shall commence on June 1, 2025 (the “Commencement Date”).
Landlord shall, as of the Commencement Date, convey title to Tenant to the personal property located on the Premises as of the Commencement Date (as further identified on Exhibit 1 attached hereto) (the “Conveyed Property”). Tenant accepts such Conveyed Property without representation or warranty by Landlord other than Landlord’s express representation that prior to such conveyance to Tenant, Landlord owned such Conveyed Property free of any interests of any third party
The term of this Sublease shall expire at the close of business on June 30, 2027, unless sooner terminated pursuant to the provisions of this Sublease, applicable law or as a result of the Prime Landlord’s termination of the Prime Lease (collectively, the “Expiration Date”), Landlord agreeing to notify Tenant within forty-eight (48) hours of receipt of notice from the Prime Landlord of any Prime Lease termination in advance of the scheduled expiration thereof.
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3.RENT
Tenant shall pay Landlord “Rent” as follows:

June 1, 2025 – April 30, 2026	$532,510.00 per annum
May 1, 2026 – April 30, 2027	$543,160.20 per annum
May 1, 2027 – June 30, 2027	$554,023.40 per annum
, all payable in equal monthly installments in advance, on the first day of each month during the term.
Tenant shall pay Rent and all other amounts due from Tenant to Landlord pursuant to this Sublease (all such other amounts, collectively, “Additional Rent”), at such place as Landlord may designate in writing, in lawful money of the United States of America, without demand and without any deduction, setoff or abatement. Landlord shall have the same rights and remedies with respect to the nonpayment of Additional Rent as with respect to the nonpayment of Rent.
4.RENT ADJUSTMENT
Tenant shall, as Additional Rent, (i) reimburse Landlord for any electricity charges with respect to the Premises and invoiced by Prime Landlord to Landlord and directly attributable to the term of this Sublease, and (ii) if applicable, pay directly to Prime Landlord or its agent for any amounts due under Article XXIII (for parking ) of the Lease and which are attributable to periods from and after the Commencement Date. For avoidance of doubt Additional Rent shall not include Operating Expenses or Real Estate Taxes (as those terms are defined in the Prime Lease) inasmuch as those charges are included as part of the Rent due hereunder.
5.SECURITY DEPOSIT
Upon execution of this Sublease, Tenant shall deposit with Landlord an amount equal to $45,263.35 (the “Security Deposit”). The Security Deposit shall be held by Landlord as security for the faithful performance of all the terms of this Sublease to be observed and performed by Tenant. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. Tenant shall cause the Security Deposit to be maintained throughout the term in the amount set forth above.
If the Rent or Additional Rent payable hereunder shall be overdue and unpaid or should Landlord make any payment on behalf of the Tenant, or Tenant shall fail to perform any of the terms of this Sublease, then Landlord may, at its option and without notice or prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the

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payment of Rent, Additional Rent or other sums or loss or damage sustained by Landlord due to such material breach by Tenant; and Tenant shall forthwith upon demand restore the Security Deposit to the amount stated above. Notwithstanding the foregoing, upon the application by Landlord of all or any portion of the Security Deposit (with or without notice thereof to Tenant) to compensate Landlord for a failure by Tenant to pay any Rent or Additional Rent when due or to perform any other material obligation hereunder, and until Tenant shall have restored the Security Deposit to the amount required hereby, Tenant shall be deemed to be in default in the payment of Additional Rent for purposes of Section 14(i) hereof. So long as Tenant shall not be in default of its material obligations under this Sublease, Landlord shall return the Security Deposit, or so much thereof as shall have not theretofore been applied in accordance with the terms of this Section 5, to Tenant promptly following the expiration or earlier termination of the term of this Sublease and the surrender of possession of the Premises by Tenant to Landlord in accordance with the terms hereof. While Landlord holds the Security Deposit, Landlord shall have no obligation to pay interest on the same, and shall have the right to commingle the same with Landlord’s other funds.
6.REPAIRS AND MAINTENANCE OF THE PREMISES
Any repair and maintenance obligations with respect to the Premises which are the responsibility of the Landlord, as tenant under the Prime Lease, shall be performed by Tenant, at Tenant’s sole cost and expense. Tenant shall promptly notify Landlord of the need for any such repair, even though Landlord shall not be responsible or liable therefor.
7.TENANT’S USE
Tenant shall use and occupy the Premises for general office purposes only, consistent with a first class office building, and for no other purpose, and in compliance with all obligations of the tenant under the Prime Lease.
8.ALTERATIONS
Tenant shall not make any alterations, improvements or installations (collectively, “Alterations”) in or to the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld. All alterations and improvements shall be subject to the terms and conditions of the Prime Lease, and in those instances where applicable, shall be subject to the Prime Landlord’s approval as provided in the Prime Lease. Any alterations, improvements or installations shall be performed at the sole cost and expense of Tenant, but shall become the property of Landlord (subject to the terms of the Prime Lease and the remainder of this Sublease). Landlord may condition its approval to any Alterations on Prime Landlord’s agreement to permit such Alterations to remain at the Premises after the expiration or earlier termination of the term of the Lease. Notwithstanding any of the foregoing, no approval of Landlord shall be required for Tenant to remove a demising wall separating the Premises from space (the “Adjacent Space”) which Tenant leases or subleases from a third party as of the date hereof, but Tenant may not remove such demising wall unless, (i) Tenant shall obtain Prime Landlord’s approval, (ii) Tenant shall continue throughout the remainder of the term of this

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Sublease to occupy both such spaces, and (iii) Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, cost, damage, claim, liability or expense directly or indirectly attributable to such Alteration. In furtherance of the foregoing, Tenant shall not permit the Premises and the Adjacent Space to be occupied by any party other than Tenant or an Affiliate of Tenant unless it shall re-demise the Premises by installing a code-compliant and building-standard wall separating the Premises from the Adjacent Space prior to any such separate occupancy.
9.ASSIGNMENT AND SUBLETTING
Tenant shall not assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Sublease or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Sublease or the leasehold estate hereby created or any other rights arising under this Sublease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld or delayed. Any transfer of the stock or partnership or beneficial interests or other evidences of ownership of Tenant or the issuance of additional stock or partnership or beneficial interests or other indicia of ownership in Tenant shall be deemed an assignment of this Sublease, and any transaction pursuant to which Tenant is merged or consolidated with another entity or pursuant to which all or substantially all of Tenant’s assets are transferred to any other entity shall be deemed to be an assignment of this Sublease; provided, however, that any merger or consolidation of Tenant or transfer of all or substantially all of Tenant’s assets which (A) is not prohibited by the Prime Lease, (B) does not require Prime Landlord’s consent, (C) does not require notice to Prime Landlord, (D) does not result in an increase in Landlord’s obligations to Prime Landlord (including but without limitation any so-called “profit sharing” obligation) and (E) does not afford Prime Landlord a right to recapture the Premises or terminate the Prime Lease shall not be deemed a prohibited assignment, if (w) after any such transaction or transfer, the successor to Tenant or the transferee of or successor to any of Tenant’s rights hereunder has a tangible net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant herein named on the date of this Sublease, (x) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, (y) in the case of a sale of assets, proof satisfactory to Landlord shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transfer that substantially all of Tenant’s assets shall be sold to such transferee, and (z) the assignee, transferee or successor agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the terms of this Sublease including, without limitation, the covenants contained in this Section. In addition, Tenant may, upon not less than ten (10) days prior notice to (but without the need for consent from) Landlord, (x) sublease all or any portion of the Premises to any entity which controls, is controlled by or is under common control with Tenant (such entity being an “Affiliate”), or (y) sublease the Premises to the entity (the

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“Adjacent Occupant”) occupying the Adjacent Space, so long as in either case (x) or (y), provided however Tenant shall obtain and deliver to Landlord any necessary consent of Prime Landlord and such sublease shall comply with (D) and (E) above. Any sublease to an Affiliate shall, at Landlord’s election, be terminated if the subtenant shall cease to be an Affiliate, any sublease to the Adjacent Occupant shall, at Landlord’s election, be terminated if the subtenant shall cease to be the Adjacent Tenant, and any sublease to an Affiliate or the Adjacent Occupant shall so provide. The term “control” shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding voting stock of a corporation or other equity interest if Tenant is not a corporation.
If this Sublease is assigned or if the Premises or any part thereof are sublet (or occupied by anybody other than Tenant and its employees) Landlord, after default by Tenant hereunder, may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Section 9, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Sublease.
No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord’s written approval in the case of any other subletting or assignment. No assignment, subletting or occupancy shall affect uses permitted hereunder.
If the rent and other sums (including, without limitation, the reasonable value of any services performed by any assignee or subtenant in consideration of such assignment or sublease), either initially or over the term of any assignment or sublease, payable by such assignee or subtenant on account of an assignment of sublease of all or any portion of the Premises exceed the sum of Rent plus Additional Rent called for hereunder with respect to the space assigned or sublet, Tenant shall pay to Landlord as Additional Rent one hundred percent (100%) of such excess payable monthly at the time for payment of Rent. Nothing in this paragraph shall be deemed to abrogate the provisions of this Section and Landlord’s acceptance of any sums pursuant to this paragraph shall not be deemed a granting of consent to any assignment of this Sublease or sublease of all or any portion of the Premises.
10.INSURANCE
Tenant shall comply with all of the insurance requirements and obligations of Landlord, as tenant under the Prime Lease, set forth in Article XIII (or any other section or article) of the Prime Lease. All liability policies other than workers compensation and employer liability policies shall name Landlord as an additional insured. Tenant shall deliver to Landlord renewal or new policies or certificates thereof at least thirty (30) days prior to expiration of any existing policy.

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11.TENANT’S INDEMNITY
Tenant shall save Landlord and Prime Landlord harmless, and shall exonerate and indemnify Landlord and Prime Landlord from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property in or upon the Premises and the Building arising out of the use or occupancy of the Premises by Tenant or by any person claiming by, through or under Tenant (including, without limitation, all patrons, employees and customers of Tenant), or arising out of any delivery to or service supplied to the Premises, or on account of or based upon anything whatsoever done on or occurring in the Premises or property adjacent to the Premises, except that Landlord or Prime Landlord (as applicable) shall not be exonerated, indemnified or held harmless to the extent of any damage caused by the negligence or willful misconduct of Landlord or Prime Landlord (as applicable), its agents, servants or employees. In respect of all of the foregoing, Tenant shall indemnify Landlord and Prime Landlord from and against all costs, expenses (including reasonable attorneys’ fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord and at Tenant’s expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord.
12.TENANT’S OBLIGATIONS UPON TERMINATION OF THIS SUBLEASE
Tenant shall keep the Premises in good order and condition and, at the expiration or sooner termination of this Sublease, shall remove all of Tenant’s property (specifically including the Conveyed Property), unless otherwise agreed with either the Landlord or the Prime Landlord to leave any or all of the Conveyed Property from the Premises and shall surrender and deliver up the Premises, broom clean and in good order and condition, except as otherwise required by this Sublease and by the Prime Lease, ordinary wear and tear and damage by fire and other casualty excepted (unless the same results from the act of Tenant or its agents or employees). Tenant shall repair any damage to the Premises or the Building caused by removal of any property by or on behalf of Tenant. Any of Tenant’s personal property, fixtures or equipment which shall remain in the Premises after the expiration or sooner termination of this Sublease shall be deemed conclusively to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant’s sole cost and expense.
13.BROKERS
Landlord and Tenant each represent that each has dealt only with Cushman & Wakefield, and Newmark and with no other broker in connection with this Sublease. Each party shall indemnify and hold harmless the other from and against any and all claims of any other broker claiming to have dealt with such party in connection with this Sublease.
14.DEFAULTS
Each of the following shall be a “Default of Tenant”:

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(i)Tenant shall default in its obligation to pay the Rent or Additional Rent or any other charges under this Sublease when due and any such default shall continue for at least five business (5) days after notice from Landlord designating such default; or
(ii)Tenant shall default in complying with any of its material obligations hereunder, other than in the payment of Rent or Additional Rent, and shall not cure such default as promptly as reasonably possible, but in any event within twenty (20) days after notice from Landlord to Tenant designating any such default; or
(iii)Any assignment shall be made by Tenant or any guarantor of Tenant for the benefit of creditors; or
(iv)Tenant’s subleasehold interest shall be taken on execution; or
(v)A lien or other involuntary encumbrance shall be filed against Tenant’s subleasehold interest hereunder or Tenant’s other property, including said subleasehold interest, or against the property of any guarantor of Tenant, and shall not be discharged within ten (10) days thereafter; or
(vi)A petition shall be filed by Tenant or any guarantor of Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect; or
(vii)An involuntary petition under any of the provisions of any bankruptcy law or code shall be filed against Tenant or any guarantor of Tenant and such involuntary petition shall not be dismissed within thirty (30) days thereafter; or
(viii)A custodian or similar agent shall be authorized or appointed to take charge of all or substantially all of the assets of Tenant or any guarantor of Tenant; or
(ix)Tenant or any guarantor of Tenant shall dissolve or shall be dissolved or shall liquidate or shall adopt any plan or commence any proceeding, the result of which is intended to include dissolution or liquidation; or
(x)Any order shall be entered in any proceeding by or against Tenant or any guarantor of Tenant decreeing or permitting the dissolution of Tenant or any guarantor of Tenant or the winding up of its affairs; or
(xi)Tenant shall fail to pay any installment of Rent or Additional rent when due, Tenant shall cure such default within the grace period provided in clause (i) above (or with Landlord’s approval after the expiration of such grace period) and Tenant shall, within the next year following the date such initial defaulted payment was first due, fail more than once to pay any installment of Rent or Additional Rent when due.
If there shall occur a Default of Tenant, Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter give notice to Tenant terminating this Sublease and the term hereof, which notice shall specify the date of termination, whereupon on the date so specified, the term of this Sublease and all of Tenant’s rights and privileges under this Sublease shall expire and terminate but Tenant shall remain liable as hereinafter provided.

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15.REMEDIES
In the event of any termination pursuant to Section 14, Tenant shall pay the Rent, Additional Rent and other charges payable hereunder up to the time of such termination. Thereafter, whether or not the Premises shall have been re-let, Tenant shall be liable to Landlord for, and shall pay to Landlord the Rent, Additional Rent and other charges which would be payable hereunder for the remainder of the term of this Sublease had such termination not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys’ fees and expenses, advertising costs, administration expenses, alteration costs, the value of any tenant inducements (including but without limitation free rent, moving costs, and contributions toward leasehold improvements) and any other reasonable expenses incurred in preparation for such reletting. Tenant shall pay such damages to Landlord monthly on the days on which the rent, additional rent or other charges would have been payable hereunder if the term of this Sublease had not been so terminated.
In case of any Default of Tenant, re-entry, expiration and repossession by summary proceedings or otherwise, Landlord may (i) relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term of this Sublease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or, in the event that the Premises are relet, for failure to collect the rent under such reletting.
To the fullest extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Sublease.
Except as expressly provided otherwise in this Section 15, any and all rights and remedies which Landlord may have under this Sublease, and at law and equity (including without limitation actions at law for direct, indirect, special and consequential (foreseeable and unforeseeable) damages), for Tenant’s failure to comply with its obligations under this Sublease shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.
At any time with or without notice, Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to comply with any of its material obligations under this Sublease (irrespective of whether the same shall have ripened into

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a Default of Tenant), and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand, as Additional Rent, all such sums including reasonable attorneys fees, together with interest thereon at a rate (the “Default Rate”) equal to the lesser of five percent (5%) over the Prime Rate or the maximum rate allowed by law. “Prime Rate” shall mean the annual floating rate of interest, determined daily and expressed as a percentage from time to time announced by Bank of America as its “prime” or “base” rate, so-called, or if at any time Bank of America ceases to announce such a rate, as announced by the largest national or state-chartered banking institution then having its principal office in the Commonwealth of Massachusetts and announcing such a rate.
Any failure by Tenant to comply with its obligations under Section 12 hereof shall constitute a holding over by Tenant and shall be treated as a daily tenancy at sufferance at a rental rate equal to three (3) times the greater of (x) the fair market rental value for the Premises on a month-to-month basis or (y) the sum of the Rent in effect immediately prior to the expiration or earlier termination of the term plus Additional Rent on account of Operating Charges and Real Estate Taxes (prorated on a daily basis). Tenant shall also pay to Landlord all damages, direct and/or consequential (foreseeable and unforeseeable), sustained by reason of any such holding over including but without limitation any amounts due under the Prime Lease as a result of such holding over by Tenant. Otherwise, all of the covenants, agreements and obligations of Tenant applicable during the term of this Sublease shall apply and be performed by Tenant during such period of holding over as if such period were part of the term of this Sublease.
The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Sublease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Sublease shall not be deemed to have been a waiver of such breach by Landlord unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.
No acceptance by Landlord of a lesser sum than the Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Sublease provided.
Any consent or permission by Landlord to any act or omission by Tenant shall not be deemed to be consent or permission by Landlord to any other similar or dissimilar act or omission and any such consent or permission in one instance shall not be deemed to be consent or permission in any other instance.

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16.SUBORDINATION TO THE PRIME LEASE
Tenant acknowledges that Landlord has provided to Tenant a complete copy of the Prime Lease with limited redactions, which Tenant has had adequate opportunity to review. In addition to Tenant’s obligations under this Sublease and to the extent not inconsistent with this Sublease, Tenant shall observe and perform all of the terms, covenants and conditions of the Prime Lease which Landlord, as tenant under the Prime Lease, is obligated to observe and perform with respect to the Premises, to the same extent as if such terms, covenant and conditions of the Prime Lease were set forth at length in this Sublease but incorporating such provisions herein shall not obligate Landlord or be construed as causing Landlord to assume or agree to perform any obligations assumed by the Prime Landlord under the Prime Lease. Except to the extent caused by the negligence or willful misconduct of Landlord or its agents, Tenant shall indemnify and hold Landlord harmless from and against any and all claims, suits, liabilities, costs and expenses (including reasonable attorneys’ fees) asserted against or sustained by Landlord under the Prime Lease with respect to the Premises or arising out of a breach by Tenant hereunder.
17.CONSENT OR APPROVAL OF PRIME LANDLORD
If the consent or approval of the Prime Landlord is required under the Prime Lease (or any document executed or delivered in connection therewith or herewith, including but without limitation, any Prime Landlord consent to this Sublease) with respect to any matter relating to the Premises, it shall also be required hereunder. Tenant shall be required first to obtain the consent or approval of Landlord with respect thereto and, if Landlord grants such consent or approval, which consent shall not unreasonably withheld, such consent may be conditioned upon receipt of consent or approval from the Prime Landlord, but Landlord shall not be responsible for obtaining such consent or approval. Tenant shall reimburse Landlord, as Additional Rent, promptly on demand, for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with any request by Tenant for consent or approval hereunder (a “Consent Request”). Landlord shall not incur any expense (other than costs imposed by Prime Landlord under the Prime Lease) in connection with any Consent Request in excess of $10,000 without prior approval of Tenant (failure to approve any such expense constituting a revocation by Tenant of any Consent Request).
18.LIMITATIONS ON LANDLORD’S LIABILITY
Tenant acknowledges that Landlord has made no representations or warranties with respect to the Building or the Premises except as provided in this Sublease.
Landlord shall not be required to perform any of the covenants and obligations of the Prime Landlord under the Prime Lease and, insofar as any of the obligations of the Landlord hereunder are required to be performed under the Prime Lease by the Prime Landlord, Tenant shall rely on and look solely to the Prime Landlord for the performance thereof.
In no event shall Landlord be liable to Tenant for any indirect or consequential damages or any loss of business; and if Landlord shall be a partnership, the partners of Landlord shall be individually liable for Landlord’s obligations under or arising out of this Sublease only to the

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extent of their respective interests in, and they need respond in money damages only from, the assets of Landlord. The immediately preceding sentence shall not limit any right that Tenant may otherwise have to obtain injunctive relief against Landlord or to take any action which shall not involve the individual liability of Landlord’s partners to respond in monetary damages from assets other than Landlord’s assets or each such partner’s respective interests in such assets. Tenant furthermore agrees that no trustee, officer, director, member, shareholder, beneficiary, employee or agent of Landlord shall be held to any liability, jointly or severally, for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to Landlord or arising out of any action taken or omitted for or on behalf of Landlord.
19.UTILITIES AND SERVICES
Tenant shall be entitled to all those services and utilities which the Prime Landlord is required to provide to Landlord as the tenant under the Prime Lease (specifically including parking spaces). Tenant shall look solely to the Prime Landlord for the provision of such services and utilities, and Landlord shall not be responsible for the Prime Landlord’s failure to provide the same. Tenant shall not request services, facilities or privileges from Prime Landlord beyond that required to be supplied by Prime Landlord without charge (i.e. additional cleaning, after hours “HVAC”, etc.), without prior notice to and approval of Landlord. To the extent that the Prime Landlord charges Landlord for any such additional service, Tenant shall pay such charge, as Additional Rent, within fifteen (15) days after demand therefor.
20.FIRE, CASUALTY AND EMINENT DOMAIN
In the event of a fire, casualty or taking that affects the Premises but does not result in termination of the Prime Lease, the Rent hereunder shall be abated in the same percentage (if any) that the rent payable by Landlord under the Prime Lease with respect to the Premises shall be abated. The provisions of this Section 20 shall be considered an express agreement governing any cause of damage or destruction to the Premises by fire or other casualty, and no local or state statute, law, rule or regulation, now or hereafter in effect, providing for such a contingency shall have any application in such case, to the extent permitted by law.
Irrespective of the form in which recovery may be had by law, as between Landlord and Tenant, all rights to damages or compensation for any taking affecting the Premises shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant’s rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.
Tenant agrees that Landlord may elect to terminate the Prime Lease if it shall be entitled to do so due to a fire or other casualty or a taking by eminent domain or condemnation; and that if the Prime Lease shall be terminated for such or any other reason prior to the scheduled Expiration Date (other than due to a default in the payment of rent under the Prime Lease), this

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Sublease shall terminate as of the date of the termination of the Prime Lease and Landlord shall have no liability to Tenant due or arising directly or indirectly out of such early termination.
21.LANDLORD ACCESS
Landlord and Landlord’s agents and employees shall have the right to enter onto the Premises at reasonable times, from time to time, upon reasonable notice to Tenant (which notice may be oral and shall not be required in the event of emergency) to ascertain whether Tenant is in compliance with the provisions of this Sublease, to make such repairs as Landlord deems necessary, to comply with Landlord’s obligations hereunder or under the Prime Lease, to perform work with respect to the remainder of the Prime Lease Premises and (within the last year of the term) to exhibit the Premises.
22.GOVERNING LAW
This Sublease shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts.
23.INTEREST ON UNPAID RENT
If Tenant fails to make any payment of Rent or any Additional Rent on or before the date which is five (5) days after the date on which such payment is due and payable, a late charge of 1.5 percent of the amount of such payment shall then be due and payable from Tenant to Landlord, as Additional Rent. In addition, such late payment shall bear interest at the Default Rate from the date such payment became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law.
24.ESTOPPEL CERTIFICATES
Either party hereto (the “requested party”) agrees that, from time to time, upon not less than five (5) days prior notice by the other party (the “requesting party”), the requested party or its duly authorized representative having knowledge of the following facts shall deliver to the requesting party, or to such person or persons as the requesting party may designate, a statement in writing certifying (a) that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the Sublease as modified is in full force and effect); (b) the date to which the Rent, Additional Rent and other charges have been paid; (c) that to the best of the requested party’s knowledge, the requesting party is not in default under any provision of this Sublease or if in default, the nature thereof in detail; (d) the commencement and expiration of this Sublease, and (e) any other information required by the requesting party.
25.NOTICES
All notices, requests, demands, consents, approvals or other communications (“Notices”) to or upon the respective parties hereto shall be in writing, shall be delivered by hand or mailed by certified or registered mail, return receipt requested, or by a nationally recognized courier

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service that provides a receipt for delivery such as Federal Express, United Parcel Service or U.S. Postal Service Express Mail and shall be addressed as follows: if intended for Landlord 180 Lakeview Avenue, Suite 2500, West Palm Beach, Florida 33401 (or to such other address or addresses as may from time to time hereafter be designed by Landlord by like notice); and if intended for Tenant, addressed to Tenant at the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice). Notices shall be effective on the date delivered (or the first date such delivery is attempted and refused) to the party to which such notice is required or permitted to be given or made under this Sublease.
26.LANDLORD’S AND TENANT’S POWER TO EXECUTE
Landlord and Tenant covenant, warrant and represent that they have full power and proper authority to execute this Sublease.
27.ENTIRE AGREEMENT
This Sublease contains the entire agreement between Landlord and Tenant with respect to the Premises and can be amended only by an instrument executed by both Landlord and Tenant.
28.CONSENT TO SUBLEASE BY PRIME LANDLORD
This Sublease shall not become operative until and unless the Prime Landlord shall have given to Landlord its consent hereto. Landlord shall not be responsible for the failure of Prime Landlord to consent to this Sublease. That consent, to be effective hereunder, must contain an agreement by Prime Landlord that Landlord shall have no obligation under the Prime Lease to surrender the Premises at the end of the term of this Sublease in any particular condition.
29.BINDING EFFECT
The submission of this document for examination and negotiation does not constitute an offer to sublease or a reservation of, or option for, the Premises and Tenant shall have no right to the Premises hereunder until the execution hereof by both Landlord and Tenant. Once fully executed, all the covenants, agreements and undertakings in this Sublease contained shall extend to and be binding upon the legal representatives, successors and assigns of the respective parties hereto, the same as if they were in every case named and expressed, but nothing herein shall be construed as a consent by Landlord to any assignment or subletting by Tenant of any interest of Tenant in this Sublease.
30.MISCELLANEOUS
If any provisions of this Sublease shall to any extent be invalid, the remainder of this Sublease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Sublease. This Sublease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Sections contained herein are for convenience only and shall not be considered in construing this Sublease. Except as herein otherwise provided, the terms hereof shall be binding

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upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant. Each term and each provision of this Sublease to be performed by Tenant

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shall be construed to be both an independent covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment of Tenant. Except as otherwise set forth in this Sublease, any obligations of Tenant (including, without limitation, rental and other monetary obligations, repair obligations and obligations to indemnify Landlord), shall survive the expiration or sooner termination of this Sublease, and Tenant shall immediately reimburse Landlord for any expense incurred by Landlord in curing Tenant’s failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Sublease).

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IN WITNESS WHEREOF, Landlord and Tenant have each caused this Sublease to be executed, as a sealed instrument, as of the date first above written.
LANDLORD:
J.W. Childs Associates, L.P.
By:     /s/ John W. Childs
    Name: John W. Childs
    Title Chairman
TENANT:
Bicara Therapeutics Inc.
By:        /s/ Ryan Cohlhepp
    Name: Ryan Cohlhepp
    Title: President and Chief Operating Officer

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